Exhibit 20.1



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                      DILLARD CREDIT CARD MASTER TRUST I
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                   Dillard Asset Funding Company, Transferor
                        Dillard National Bank, Servicer

                                 Series 2000-1


Monthly Series 2000-1 Certificateholders' Statement

          Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.



For Month March 2003


5.2(a)(i)      on an aggregate basis:

                    Class A Monthly Principal                             0.00

                    Class B Monthly Principal                             0.00

               per $1,000 original principal amount per Certificate:

                    Class A Monthly Principal                             0.00

                    Class B Monthly Principal                             0.00

5.2(a)(ii)     on an aggregate basis:

                    Class A Monthly Interest                        249,722.22

                    Class B Monthly Interest     ____________             0.00

               per $1,000 original principal amount per Certificate:

                    Class A Monthly Interest                              1.25

                    Class B Monthly Interest                              0.00

5.2(a)(iii)    Collections of Principal Receivables allocated to
                 Class A                                                  0.00

               Collections of Principal Receivables allocated to
                 Class B                                                  0.00

5.2(a)(iv)     Collections of Finance Charge Receivables
                 allocated to Class A                             3,447,327.87

               Collections of Finance Charge Receivables
                  allocated to Class B                            1,029,721.32

5.2(a)(v)      Principal Receivables (beginning of month)     1,318,958,600.49
                    Gross Credit Sales                          201,536,968.78
                    Principal Payments                         (213,632,485.94)
                    Returns                                     (28,905,587.04)
                    Principal Defaults                          (10,469,422.83)
                    Ineligible Principal Receivables                      0.00
                    Actual Misc. Adjustments                              0.00

               Principal Receivables (end of month)           1,267,488,073.46

               Total Portfolio Recoveries
                    Gross Recoveries                              1,981,650.75
                    Recoveries Net of Expenses                    1,237,363.82

               Total Portfolio Finance Charge Collections
                    Finance Charge Collections                   21,497,049.87
                    Finance Charge Collections with Recoveries   22,734,413.69

               Investor Interest                                259,740,260.00

               Adjusted Investor Interest                       259,740,260.00

                    Class A Investor Interest                   200,000,000.00

                    Class A Adjusted Investor Interest          200,000,000.00

                    Class B Investor Interest                    59,740,260.00

               Floating Investor Percentage                             19.69%

                    Class A Floating Allocation                         77.00%

                    Class B Floating Allocation                         23.00%

               Fixed Investor Percentage                                   N/A

                    Class A Fixed Allocation                               N/A

                    Class B Fixed Allocation                               N/A

5.2(a)(vi)     Delinquent Accounts

                    30-59 Days Delinquent                        48,749,565.00

                    60-89 Days Delinquent                        18,477,840.00

                    90 + Days Delinquent                         34,470,943.00

5.2(a)(vii)    Aggregate Investor Default Amount                  2,061,725.52

                    Class A Investor Default Amount               1,587,528.65

                    Class B Investor Default Amount                 474,196.87

5.2(a)(viii)   on an aggregate basis:

                    Class A Investor Charge-Offs                          0.00

                    Class B Investor Charge-Offs                          0.00

               per $1,000 original principal amount per Certificate:

                    Class A Investor Charge-Offs                          0.00

                    Class B Investor Charge-Offs                          0.00

5.2(a)(ix)     on an aggregate basis:

                    Class A Investor Charge-Offs reimbursed               0.00

                    Class B Investor Charge-Offs reimbursed               0.00

                per $1,000 original principal amount per Certificate:

                    Class A Investor Charge-Offs reimbursed               0.00

                    Class B Investor Charge-Offs reimbursed               0.00

5.2(a)(x)      on an aggregate basis:

                    Class A Servicing Fee                           333,333.33

                    Class B Servicing Fee                                 0.00

5.2(a)(xi)     Portfolio Yield                                          11.16%

5.2(a)(xii)    Reallocated Class B Principal Collections                  0.00

5.2(a)(xiii)   Class B Investor Interest                         59,740,260.00

5.2(a)(xiv)    LIBOR for Interest Period                              1.28000%

5.2(a)(xv)     Principal Funding Account Balance                          0.00

5.2(a)(xvi)    Accumulation Shortfall                                     0.00

5.2(a)(xvii)   Principal Funding Account Investment Proceeds              0.00

5.2(a)(xviii)  Principal Funding Investment Shortfall                     0.00

5.2(a)(xix)    on an aggregate basis:

                    Class A Available Funds                       3,447,327.87

5.2(a)(xx)     Class A Certificate Rate                               1.55000%

               Other items

                    Number of Accounts (beginning of month)          2,413,858
                    Number of Accounts (end of month)                2,342,725

                    Collateral Performance

                          Total Payment Rate                            17.92%

                          Portfolio Yield (Gross)                       20.68%

                          Excess Spread (current month)*                 8.47%
                          Excess Spread (previous month)                 9.52%
                          Excess Spread (2 months previous)             10.23%
                          ---------------------------------
                          Excess Spread (3 month rolling Average)        9.41%

                          * Please note that Excess Spread is
                          calculated on a cash basis and may be
                          higher than Spread to Base Rate in any
                          given month. Spread to Base Rate assumes coupon and servicing fee are allocated based upon the entire invested amount.

                          Defaults                                       9.53%

                          30-59 Days Delinquent                          3.70%
                          60-89 Days Delinquent                          1.40%

                          90 + Days Delinquent                           2.61%
                          ----------------------------------------------------
                          Total Delinquent                               7.71%

                          Principal Payment Rate                        16.20%

                          Pool Balance in $MM (end of month)             1,267

                          Seller Percent                                80.31%

                    Series Performance Trigger (as defined in Pooling
                      and Servicing Agreement)

                          Net Portfolio Yield (current month, net of
                            Charge-offs)                                11.16%
                          Net Portfolio Yield (previous month)          12.18%
                          Net Portfolio Yield (2 months previous)       13.20%
                          ----------------------------------------------------
                          Net Portfolio Yield (3 month rolling average) 12.18%

                          Base Rate (current month)                      3.50%
                          Base Rate (previous month)                     3.45%
                          Base Rate (2 months previous)                  3.86%
                          ----------------------------------------------------
                          Base Rate (3 month rolling average)            3.60%

                          Spread to Base Rate (current month)            7.66%
                          Spread to Base Rate (previous month)           8.73%
                          Spread to Base Rate (2 months previous)        9.34%
                          ----------------------------------------------------
                          Spread to Base Rate (3 month rolling average)  8.58%

                          Base Rate > Portfolio Yield (3 month
                            rolling average)                                No


                                                Dillard National Bank
                                                  as Servicer



                                                By:
                                                   ---------------------------
                                                   Title:  Cashier

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                      DILLARD CREDIT CARD MASTER TRUST I
-------------------------------------------------------------------------------

                   Dillard Asset Funding Company, Transferor
                        Dillard National Bank, Servicer

                                 Series 2002-2

Monthly Series 2002-2 Certificateholders' Statement

          Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.

For the Period February 2003


                                                      Class A           Class B             Class C             Total

           Section 5.2 - Supplement

(a) (i)    Monthly Principal Distributed                     -                -                  -                   -

(a) (ii)   Monthly Interest Distributed per $1,000        3.17                -                  -                  3.17
                Deficiency Amounts                           -                -                  -                   -
                Additional Interest                          -                -                  -                   -
                Accrued and Unpaid Interest                  -                -                  -                   -

(a) (iii)  Collections of Principal Receivables  32,694,602.64     2,742,096.32        6,749,885.07        42,186,584.03

(a) (iv)   Collections of Finance Charge
             Receivables                          3,447,327.87       289,127.39          711,709.73         4,448,164.99

(a) (v)    Aggregate Amount of Principal
             Receivables                        192,498,546.50    16,144,853.10       39,741,821.57       248,385,221.17
                     Investor Interest          200,000,000.00    16,774,000.00       41,290,516.00       258,064,516.00
                     Adjusted Interest          200,000,000.00    16,774,000.00       41,290,516.00       258,064,516.00
                Floating Investor Percentage             15.16%            1.27%               3.13%               19.57%
                Fixed Investor Percentage               N/A              N/A                 N/A                  N/A

(a) (vi)   Receivables Delinquent (As % of Total
            Receivables)
                Current                      91.99%                                                      1,167,789,919.46
                30 to 59 days                 3.84%                                                         48,749,565.00
                60 to 89 days                 1.46%                                                         18,477,640.00
                90 or more days               2.72%                                                         34,470,943.00
                Total Receivables                                                                        1,269,488,067.46

(a) (vii)  Investor Default Amount per $ 1,000            7.94             0.67                1.64                 10.24

(a) (viii) Investor Charge-Offs                         N/A               N/A                N/A                   N/A

(a) (ix)   Reimbursed Investor Charge-Offs              N/A               N/A                N/A                   N/A

           Section 5.2 - Supplement (Continued)

                                                      Class A           Class B             Class C             Total

(a) (x)    Servicing Fee                            333,333.33        27,956.67           68,817.53            430,107.53

(a) (xi)   Portfolio Yield                                                                                          11.16%

(a) (xii)  Reallocated Monthly Principal                    -                 -                   -                    -

(a) (xiii) Closing Investor Interest            200,000,000.00    16,774,000.00       41,290,516.00        258,064,516.00

(a) (xiv)  Principal Funding Account Balance                                                                            -

(a) (xv)   Accumulation Shortfall                                                                                       -

(a) (xvi)  Principal Funding Investment Proceeds                                                                        -
